Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of MPLX LP of our report dated March 27, 2017 relating to the financial statements of Illinois Extension Pipeline Company, L.L.C., which appears in MPLX LP’s Current Report on Form 8-K dated September 1, 2017. We also consent to the reference to us under the heading “Experts” in the registration statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas
October 6, 2017